SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                          Date of Report: March 8, 2000




                        GOLDEN EAGLE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)




   Colorado                         0-23726                     84-1116515
   --------                         -------                     ----------
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)




        12401 South 450 East, Bldg. D2, Suite A, Salt Lake City, UT 84020
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               (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (801) 619-9320

Item 5. Other Events
        ------------


     Golden Eagle International, Inc. announced in a press release dated February 23, 2000, that on February 18, 2000, the Federal District Court in Denver, Colorado found in favor of Golden Eagle's President, Terry C. Turner, in a civil action filed by the Securities and Exchange Commission. In SEC v. Golden Eagle, et al, the SEC alleged that Mr. Turner, as the Company's President, had violated certain provisions of the securities laws by releasing the results of a proven reserve estimate regarding the Cangalli gold deposit made in a geological report that Golden Eagle International, Inc. had received in May of 1998. That report had been prepared by an independent geological and mining engineering consulting firm in La Paz, Bolivia. Golden Eagle had subsequently announced that the company had reservations about the proven reserve calculation and was not claiming any proven reserves in its filings with the SEC. After four days of testimony, the Honorable Zita L. Weinshienk, Federal District Court Judge for Colorado, found that the SEC had not proven that Mr. Turner had committed any of the alleged securities violations and entered judgment for Mr. Turner on all claims.

     Golden Eagle International, Inc. is a gold exploration and mining company located in Salt Lake City, Utah. The Company is currently focusing its efforts on developing its mining rights in Tipuani Gold Mining District in Bolivia. For more information about the Company, call Sabrina Martinez at (801) 619-9320 or Guy Murrel at (303) 581-7760. Media inquires should be directed to Mr. Murrel. Golden Eagle can also be found at its website: www.geii.com, where management recommends that all shareholders and prospective shareholders review its Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  March 8, 2000                         Golden Eagle International, Inc.


                                             By: /s/ Terry C. Turner
                                             -----------------------
                                             Terry C. Turner, President


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